   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 1996


                                                      REGISTRATION NO. 333-11401

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                        COMPUTER LEARNING CENTERS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          8222                  36-3501869
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                         ------------------------------

          11350 RANDOM HILLS ROAD, SUITE 240, FAIRFAX, VIRGINIA 22030
                                 (703) 359-9333
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                              CHARLES L. COSGROVE
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        COMPUTER LEARNING CENTERS, INC.
          11350 RANDOM HILLS ROAD, SUITE 240, FAIRFAX, VIRGINIA 22030
                                 (703) 359-9333
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

           DAVID SYLVESTER                         KENNETH L. GUERNSEY
          WILLIAM F. WINSLOW                        MARTIN J. LOBDELL
            HALE AND DORR                           COOLEY GODWARD LLP
    1455 Pennsylvania Avenue, N.W.            One Maritime Plaza, 20th Floor
        Washington, D.C. 20004                   San Francisco, CA 94111
            (202) 942-8400                            (415) 693-2000

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
            AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE HEREOF.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
    If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                AMOUNT        PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
             TITLE OF SHARES                     TO BE         OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED               REGISTERED (1)     PER SHARE (2)           PRICE             FEE (3)
Common Stock,
 $.01 par value per share.................     1,305,000           $28.00           $36,540,000          $12,600


(1) Includes up to 170,216 shares of Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) on the basis of the average of the high and low sales prices of the Registrant's Common Stock on the Nasdaq National Market on September 3, 1996.

(3) Previously paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth an estimate of the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation:

Registration Fee -- Securities and Exchange Commission........  $    12,600
Filing Fee -- National Association of Securities Dealers,
 Inc..........................................................        4,154
Listing Fee -- Nasdaq National Market.........................       10,000
Transfer Agent and Registrar Fees and Expenses................
Blue Sky Fees and Expenses....................................        8,000
Legal Fees and Expenses.......................................
Accounting Fees and Expenses..................................
Printing and Engraving Expenses...............................
Directors' and Officers' Liability Insurance..................
Miscellaneous
                                                                -----------
    Total.....................................................
                                                                -----------
                                                                -----------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 ("Section 145") of the Delaware General Corporation Law, as amended, provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers. Section 145 generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a corporation determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction.

    The indemnification of directors and officers is provided for by Article SEVENTH of the Registrant's Second Amended and Restated Certificate of Incorporation, which provides in substance that, to the fullest extent permitted by Delaware law as it now exists or as amended, each director and officer shall be indemnified against reasonable costs and expenses, including attorney's fees, and any liabilities which he may incur in connection with any action to which he may be made a party by reason of his being or having been a director or officer of the Registrant. The indemnification provided by the Registrant's Second Amended and Restated Certificate of Incorporation is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

    Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    Article NINTH of the Registrant's Second Amended and Restated Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

    Section 9 of the Underwriting Agreement provides for indemnification by the Underwriters under certain circumstances of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

    The Registrant maintains liability insurance in the amount of $5,000,000 insuring its officers and directors against liabilities that they may incur in such capacities, including liabilities arising under the Federal securities laws other than liabilities arising out of the filing of a registration statement with the Securities and Exchange Commission.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    The securities issued by the Registrant since January 1, 1993 which were not registered under the Securities Act are listed below.

        (a) Issuances of Capital Stock. On November 30, 1994, the Registrant issued 5,312 shares of its Common Stock to an employee pursuant to an exercise of stock options.

        (b) Grants of Stock Options.

    The Registrant's Long-Term Incentive Plan, as amended, was adopted by the Board of Directors and approved by the Company's stockholders on October 26, 1988. As of August 31, 1996, options to purchase an aggregate of 439,054 shares of Common Stock were outstanding under the Long-Term Incentive Plan. 21,603 shares of Common Stock have been issued upon the exercise of options granted under such Plan. The Company has provided that no additional option grants may be made under this Plan.

    No underwriters were involved in connection with the sales of securities referred to herein. The shares of capital stock issued in the above transactions were offered and sold in reliance upon the exemption from registration under
Section 4(2) of the Securities Act, relative to sales by an issuer not involving any public offering, Rule 506 under the Securities Act or Rule 701 under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

                               INDEX TO EXHIBITS

  EXHIBIT                                                                                                        SEQUENTIALLY
  NUMBER                                                       EXHIBITS                                          NUMBERED PAGE
- -----------             --------------------------------------------------------------------------------------  ---------------
      *1.1          --  Form of Underwriting Agreement.
       3.1          --  Second Amended and Restated Certificate of Incorporation of the Registrant
                        (incorporated by reference to Exhibit 3.3 of the Registrant's Report on Form 10-Q
                        filed July 14, 1995 (the "1995 Form 10-Q")).

       3.3          --  Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit
                        3.4 of the Registrant's Form S-1 Registration Statement, as amended, filed March 29,
                        1995 (Registration No. 33-90716) (the "Form S-1")).
       4.1          --  Specimen certificate for shares of the Registrant's Common Stock (incorporated by reference to Exhibit 4.1 of the Form S-1).
      *5.1          --  Opinion of Hale and Dorr.
      10.1          --  Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of the
                        Form S-1).
      10.2          --  1995 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Form S-1).
      10.3          --  1995 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit
                        10.3 of the Form S-1).
      10.4          --  Second Amended and Restated Shareholders' Agreement (incorporated by reference to
                        Exhibit 10.1 of the 1995 Form 10-Q).
      10.5          --  Employment Agreement, dated June 30, 1987, between Harry H. Gaines and the Registrant, as amended on May 29, 1990 (incorporated by reference to Exhibit 10.5 of the Form
                        S-1).
      10.6          --  Assignment Agreement, dated as of February 27, 1995, by and among Blessing/White Inc.,
                        Harry H. Gaines and the Registrant (incorporated by reference to Exhibit 10.6 of the
                        Form S-1).
      10.7          --  Office Lease, dated October 16, 1986, by and between Collins Tuttle & Company, Inc.
                        and the Registrant, as amended (incorporated by reference to Exhibit 10.7 of the Form
                        S-1).
      10.8          --  Office Lease dated October 1994, by and between Nancy B. Rogers and Robert Bernheim and the Registrant (incorporated by reference to Exhibit 10.8 of the Form S-1).
      10.9          --  Standard Business Complex Lease, dated June 18, 1993, by and between DAG Management,
                        Inc. and the Registrant (incorporated by reference to Exhibit 10.9 of the Form S-1).
      10.10         --  Office Space Lease, dated March 11, 1983, by and between Wilshire Commerce Building,
                        Ltd. and the Registrant, as amended (incorporated by reference to Exhibit 10.10 of the
                        Form S-1).
      10.11         --  Office Lease Agreement, dated September 27, 1991, by and between ITEC Associates and the Registrant (incorporated by reference to Exhibit 10.11 of the Form S-1).
      10.12         --  Standard Office Lease, dated August 12, 1991, by and between Boccardo Properties and the Registrant (incorporated by reference to Exhibit 10.12 of the Form S-1).
      10.13         --  Office Lease, dated July 8, 1994, by and between LaSalle National Bank, as Trustee, and the Registrant, as amended (incorporated by reference to Exhibit 10.13 of the Form
                        S-1).
      10.14         --  Lease Agreement, dated April 14, 1994, by and between Lifeco Fair Oaks Office Building
                        Joint Venture and the Registrant, as amended (incorporated by reference to Exhibit
                        10.14 of the Form S-1).

      10.15         --  Lease Agreement dated December 19, 1991 by and between Plaza 500 Limited Partnership and the Registrant, as amended (incorporated by reference to Exhibit 10.15 of the Form
                        S-1).
      10.16         --  Voting Agreement dated May 5, 1995 by and among General Atlantic Corporation, General
                        Atlantic Partners II, L.P. and GAP-CLC Partners, L.P. (incorporated by reference to
                        Exhibit 10.16 of the Form S-1).
      10.17         --  Stock Repurchase Agreement, dated May 5, 1995, by and between Bankers Trust (Delaware)
                        and the Registrant (incorporated by reference to Exhibit 10.17 of the Form S-1).
      10.18         --  Stock Repurchase Agreement, dated May 5, 1995 by and between BancBoston Capital, Inc.
                        and the Registrant (incorporated by reference to Exhibit 10.18 of the Form S-1).
      10.19         --  Stock Repurchase Agreement, dated May 5, 1995 by and between Bankers Partners, L.P.
                        and the Registrant (incorporated by reference to Exhibit 10.19 of the Form S-1).
      10.20         --  Stock Repurchase Agreement, dated May 5, 1995 by and between General Atlantic Partners
                        II, L.P. and the Registrant (incorporated by reference to Exhibit 10.20 of the Form
                        S-1).
      10.21         --  Tax Sharing and Indemnification Agreement dated as of May 30, 1995 by and between the
                        Registrant and Blessing/White Inc. (incorporated by reference to Exhibit 10.26 of the
                        Registrant's Report on Form 10-K filed April 30, 1996 (the "Form 10-K")).
      10.22         --  Lease Agreement dated February 12, 1996 by and between Plum Grove Associates and the
                        Registrant (incorporated by reference to Exhibit 10.16 of the Form 10-K).
      10.23         --  Lease Agreement dated April 1, 1996 by and between Mack-R Company No. 1, Plymouth
                        Meeting, PA and the Registrant (incorporated by reference to Exhibit 10.17 of the Form
                        10-K).
      10.24         --  Lease Agreement dated January 17, 1996 by and between Phase One Equities, Inc. and
                        Litchfield Investments and the Registrant (incorporated by reference to Exhibit 10.18 of the Form 10-K).
      10.25         --  Lease Agreement dated August 1, 1995 by and between Eastgate Plaza Ltd. and the
                        Registrant (incorporated by reference to Exhibit 10.19 of the Form 10-K).
      10.26         --  Lease Agreement dated August 11, 1995 by and between Caroline Partners, Ltd. and the
                        Registrant (incorporated by reference to Exhibit 10.20 of the Form 10-K).
      10.27         --  Lease Agreement dated April 1, 1996 by and between 312 Marshall Avenue Limited
                        Partnership and the Registrant (incorporated by reference to Exhibit 10.1 of the
                        Registrant's Report on Form 10-Q dated September 4, 1996 (the "1996 Form 10-Q")).
      10.28         --  Employment Agreement, dated June 6, 1996, by and between Harry H. Gaines and the
                        Registrant (incorporated by reference to Exhibit 10.2 of the 1996 Form 10-Q).
      10.29         --  Agreement dated February 1, 1995 by and between the Registrant and Reid R. Bechtle
                        (incorporated by reference to Exhibit 10.29 of the Form 10-K).

      11.1          --  Computation of historical and supplemental pro forma earnings per share.
     *23.1          --  Consent of Hale and Dorr (contained in Exhibit 5.1).
      23.2          --  Consent of Price Waterhouse LLP.
      24            --  Power of Attorney (contained on page II-5).

- ------------------------
 * To be filed by amendment.

    (b) Financial Statement Schedules.

    Schedule II -- Valuation and Qualifying Accounts

    All other schedules are omitted as the information required is inapplicable or the information is presented in the financial statements or the related notes.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax, Virginia, on the 4th day of September, 1996.

                                COMPUTER LEARNING CENTERS, INC.

                                By              /s/ REID R. BECHTLE
                                     ------------------------------------------
                                                  Reid R. Bechtle,
                                                   PRESIDENT AND
                                              CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reid R. Bechtle, Charles L. Cosgrove and David Sylvester, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and all documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                      DATE
- ------------------------------  ------------------------------  -------------------


                                President, Chief Executive
     /s/ REID R. BECHTLE          Officer and Director
- ------------------------------    (Principal Executive           September 4, 1996
       Reid R. Bechtle            Officer)

   /s/ CHARLES L. COSGROVE      Vice President and Chief
- ------------------------------    Financial Officer (Principal   September 4, 1996
     Charles L. Cosgrove          Financial Officer)

      /s/ MARK M. NASSER
- ------------------------------  Controller (Principal            September 4, 1996
        Mark M. Nasser            Accounting Officer)

     /s/ HARRY H. GAINES
- ------------------------------  Director                         September 4, 1996
       Harry H. Gaines

          SIGNATURE                         TITLE                      DATE
- ------------------------------  ------------------------------  -------------------

      /s/ RALPH W. CLARK
- ------------------------------  Director                         September 4, 1996
        Ralph W. Clark

       /s/ IRA D. COHEN
- ------------------------------  Director                         September 4, 1996
         Ira D. Cohen

      /s/ JOHN L. CORSE
- ------------------------------  Director                         September 4, 1996
        John L. Corse

   /s/ STEPHEN P. REYNOLDS
- ------------------------------  Director                         September 4, 1996
     Stephen P. Reynolds

                                  SCHEDULE II
                        COMPUTER LEARNING CENTERS, INC.
                       VALUATION AND QUALIFYING ACCOUNTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                            ADDITIONS
                                                                    --------------------------
                                                       BALANCE AT   CHARGED TO    CHARGED TO
                                                        BEGINNING    COSTS AND       OTHER          NET      BALANCE AT
DESCRIPTION                                              OF YEAR     EXPENSES      ACCOUNTS     WRITE-OFFS   END OF YEAR
- -----------------------------------------------------  -----------  -----------  -------------  -----------  -----------
January 31, 1993
  Allowance for doubtful accounts....................   $   1,331    $   1,375        --         $  (2,045)   $     661

January 31, 1994
  Allowance for doubtful accounts....................         661        1,996     $      22        (1,978)         701

January 31, 1995
  Allowance for doubtful accounts....................         701        3,313             9        (2,286)       1,737

January 31, 1996
  Allowance for doubtful accounts....................       1,737        2,613            19        (2,862)       1,507

July 31, 1996 (unaudited)
  Allowance for doubtful accounts....................       1,507        1,284        --            (1,149)       1,642